UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022

ATHENA TECHNOLOGY ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

442 5th Avenue

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (970) 925-1572

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-half of one redeemable warrant	ATEK.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	ATEK	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock each at an exercise price of $11.50 per share	ATEK WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 15, 2022, Athena Technology Acquisition Corp. II, a Delaware corporation (“Athena”) issued a press release announcing that it intends to adjourn, without conducting any business, the special meeting of its stockholders (the “Extension Meeting”) scheduled to occur at 1:00 p.m., Eastern time, on December 16, 2022, and to reconvene the Extension Meeting at 4:30 p.m., Eastern time, on December 21, 2022. The Extension Meeting is to be held with respect to the amendment of Athena’s Amended and Restated Certificate of Incorporation (the “Extension Amendment”) to extend the date (the “Deadline Date”) by which Athena must consummate an initial business combination (the “Extension”) from June 14, 2023 to September 14, 2023, which is 21 months from the closing date of Athena’s initial public offering. The Extension Meeting will still be held virtually at https://www.cstproxy.com/athenaspac/2022.

In connection with the adjournment of the Extension Meeting, Athena is extending the deadline for holders of its shares of Class A common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in Athena’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on December 19, 2022 (two business days before the adjourned Extension Meeting).

A copy of the press release issued by Athena is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Additional Information and Where to Find It

Athena has filed a definitive proxy statement (as amended, the “Extension Proxy Statement”) to be used at the Extension Meeting. Athena has mailed the Extension Proxy Statement to its stockholders of record as of November 21, 2022 in connection with the Extension Amendment. Investors and security holders of Stockholders are advised to read the Extension Proxy Statement and any amendments thereto, because these documents will contain important information about the Extension Amendment and Athena. Stockholders will also be able to obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Athena Technology Acquisition Corp. II, 442 5th Avenue, New York, NY 10018.

Participants in the Solicitation

Athena and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Athena’s stockholders in connection with the Extension Amendment. Investors and security holders may obtain more detailed information regarding the names and interests of Athena’s directors and officers in Athena and the Extension Amendment in Athena’s Annual Report on Form 10-K filed with the SEC on March 30, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports Athena file with the SEC, including the Extension Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Athena’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of Athena’s stockholders for the Extension Amendment is not obtained; the level of redemptions made by the Athena’s stockholders in connection with the Extension Amendment and its impact on the amount of funds available in the Athena’s trust account to complete an initial business combination; the ability of Athena and the Sponsor to enter into additional Non-Redemption Agreements; and those factors discussed in the Athena’s Annual Report on Form 10-K filed with the SEC on March 30, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports we file with the SEC, including the Extension Proxy Statement. Athena does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 15, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENA TECHNOLOGY ACQUISITION CORP. II

	By:	/s/ Isabelle Freidheim
		Name:	Isabelle Freidheim
		Title:	Chief Executive Officer

Dated: December 15, 2022

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